[Logo of CBRL Group, Inc.]                              Post Office Box 787
                                                        Lebanon, Tennessee
                                                                37088-0787
                                                        Phone 615.443.9869

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CBRL Group, Inc.
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                                                 Contact: Lawrence E. White
                                                          Senior Vice President/
                                                          Finance and Chief
                                                          Financial Officer




                CBRL GROUP, INC. TO SIMULCAST PRESENTATION AT THE
                   JOHNSON RICE & COMPANY CONSUMER CONFERENCE


LEBANON,  Tenn.  (October 18, 2005) -- CBRL Group, Inc. (the "Company") (Nasdaq:
CBRL) today announced that it will be presenting at the Johnson Rice & Company Fifth Annual Consumer Conference, which is being held on October 24 and 25, 2005 at The Houstonian Hotel, Houston, Texas.

     There will be an on-line simulcast of the Company's presentation, which begins at 12:15 p.m. Eastern Time (11:15 a.m. Central Time) on Tuesday, October 25, 2005, available at the Company's web site, www.cbrlgroup.com. An online replay of the presentation will be available through November 8, 2005. A webcast of the Company's presentation will also be available over the Internet at http://www.wsw.com/webcast/jr2/cbrl/.

     The Company's Chairman, Chief Executive Officer and President, Michael A. Woodhouse and Senior Vice President, Finance and Chief Financial Officer, Lawrence E. White, will be speaking at the conference. To access the live simulcast of the presentation, please go to the Company's web site at least 15 minutes prior to the presentation to download and install any necessary software.

     Headquartered in Lebanon, Tennessee, CBRL Group, Inc. presently operates 536 Cracker Barrel Old Country Store restaurants and gift shops located in 41 states and 129 company-operated and 23 franchised Logan's Roadhouse restaurants in 19 states.


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